Exhibit 99.1

FINANCIAL STATEMENTS OF COREWORX, INC.
AS OF DECEMBER 31, 2007 AND FOR
THE FISCAL YEAR THEN ENDED

Consolidated financial statements of

Coreworx Inc. (formerly
Software Innovation Inc.)

December 31, 2007

Coreworx Inc.
December 31, 2007

Deloitte & Touche LLP
4210 King Street East
Kitchener ON N2P 2G5
Canada

Tel: 519-650-7600
Fax: 519-650-7601
www.deloitte.ca

Report of Independent Registered Chartered Accountants

To the Shareholders of
Coreworx Inc. (formerly Software Innovation Inc.)

We have audited the consolidated balance sheet of Coreworx Inc. (formerly Software Innovation Inc.) (the “Company”) as at December 31, 2007 and the consolidated statements of operations, comprehensive loss and deficit and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

On April 4, 2008 (except as to Note 16 (b) which was as of June 3, 2008 and has been updated in these consolidated financial statements as Note 19 (b)), we reported separately to the shareholders of the Company on our audit of the Company’s consolidated financial statements as at and for the year ended December 31, 2007, prepared in accordance with Canadian generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Kitchener, Canada

April 4, 2008 (except as to notes 3, 12, 17, 18, and 19 which are as of October 24, 2008)

Coreworx Inc.
Consolidated statement of operations, comprehensive loss and deficit year ended December 31, 2007
(in Canadian dollars)

$

Revenue
License fees	954,800
Professional service fees	1,401,506
Reimbursable expenses	168,329
Support and maintenance fees	654,372
3,179,007

Cost of sales
Direct costs	1,235,484
Reimbursable expenses	172,347
Amortization of intangible assets	1,026,308
2,434,139
Gross profit	744,868

Operating expenses
General and administrative	1,766,012
Foreign exchange loss	206,575
Research and development (Note 12)	1,106,702
Sales and marketing	1,183,340
Interest expense	1,552,110
Amortization of capital assets	154,192
Stock-based compensation (Note 11(b))	441,736
6,410,667
Loss before the undernoted:	(5,665,799)

Gain on early extinguishment of convertible debentures (Note 9)	(264,528)
Interest and other income	(81,808)
Net loss and comprehensive loss	(5,319,463)

Deficit, beginning of year	(11,141,635)

Adjustment for fair value of conversion feature on early extinguishment
of convertible debentures (Note 9)	(249,190)

Value of incremental shares issued to settle convertible debentures
(Note 9(b))	(3,258,661)
Deficit, end of year	(19,968,949)

Coreworx Inc.
Consolidated balance sheet
as at December 31, 2007
(in Canadian dollars)

$

Assets
Current assets
Cash and cash equivalents	1,024,459
Accounts receivable	841,717
Prepaid expenses	291,830
2,158,006

Capital assets (Note 4)	254,999
Goodwill	199,850
Intangible assets (Note 5)	1,359,057
3,971,912

Liabilities
Current liabilities
Accounts payable and accrued liabilities	472,284
Current portion of obligations under capital leases (Note 6)	22,294
Demand loan (Note 7)	50,000
Deferred revenue	393,727
938,305

Obligations under capital leases (Note 6)	4,909
Senior secured debenture interest payable (Note 10)	350,672
Senior secured debentures (Note 10)	3,135,951
4,429,837

Commitments and contingencies (Notes 13, 14 and 19)

Capital deficiency
Capital stock (Note 11(a))	18,978,781
Contributed surplus	532,243
Deficit	(19,968,949)
(457,925)
3,971,912

Approved by the Board of Directors

____________________________ Signature

____________________________ Signature

Coreworx Inc.
Consolidated statement of cash flows
year ended December 31, 2007
(in Canadian dollars)

$

Operating activities
Net loss	(5,319,463)
Items not requiring cash
Interest on bridge loan (Note 10)	369,316
Accrued interest on convertible debentures (Note 9(b))	361,368
Accretion expense on convertible debentures (Note 9(b))	224,131
Accrued interest on senior secured debentures (Note 10)	350,672
Accretion expense on senior secured debentures (Note 10)	232,731
Gain on early settlement of convertible debentures (Note 9)	(264,528)
Amortization of capital assets	154,192
Amortization of intangible assets	1,026,308
Stock-based compensation	441,736
Changes in non-cash working capital components
Accounts receivable	(125,773)
Prepaid expenses and advances	36,396
Accounts payable and accrued liabilities	(114,021)
Due to former shareholder	(500,000)
Deferred revenue	(264,645)
(3,391,580)

Investing activities
Acquisition of capital assets	(170,712)
Acquisition of intangibles	(2,329,812)
(2,500,524)

Financing activities
Proceeds from senior secured debentures (Note 10)	4,885,000
Settlement of convertible debentures for cash (Note 9(a))	(352,497)
Repayment of demand loan	(60,000)
Repayment of capital lease obligations	(29,540)
4,442,963
Net change in cash and cash equivalents	(1,449,141)

Cash and cash equivalents, beginning of year	2,473,600
Cash and cash equivalents, end of year	1,024,459

Supplemental disclosure
Payments for interest	55,120
Payments (receipt) of income taxes	(18,211)

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

1.   Description of business

On May 22, 2008, the name of the company was changed from Software Innovation Inc. to Coreworx Inc. Coreworx Inc. (the “Company”) is a privately owned corporation, incorporated under the Business Corporations Act of Ontario. The Company was formed through the amalgamation of SI Investment Holdings Inc., 612388 N.B. Inc. and Software Innovation Inc. on May 11, 2004. The Company is a leading provider of integrated project collaboration and advanced document management solutions for the Architecture, Engineering and Construction markets, particularly for large capital projects.

2.   Significant accounting policies

Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and include the accounts of the Company and its wholly owned subsidiary, Software Innovation USA, Inc (“SI USA Inc”). All intercompany balances have been eliminated. A reconciliation of the Company’s consolidated financial statements from Canadian GAAP to accounting principles generally accepted in the United States of America (“US GAAP”) is included in Note 18.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Capital assets

Capital assets are recorded at cost less accumulated amortization. Upon retirement or sale, the cost of the assets disposed of and the related accumulated amortization are removed from the accounts and any resulting gain or loss is credited or charged to earnings. Repairs and maintenance costs are expensed as incurred.

Amortization is calculated on a straight-line basis at rates designed to amortize the cost of the assets over their estimated useful lives, beginning the month after acquisition. The rates are as follows:

Furniture and fixtures	48 months
Computer software	36 months
Computer hardware	24 months
Leasehold improvements	Term of lease

Goodwill

Goodwill representing the excess of purchase price over fair value of the net identifiable assets of acquired businesses is tested for impairment annually or more frequently when an event or circumstance occurs that indicates that goodwill might be impaired. When the carrying amount exceeds the fair value, an impairment loss is recognized in the statement of operations in an amount equal to the excess.

Intangible assets

Intangible assets consist of acquired technology or the right to use technology through a license agreement and are amortized on a straight-line basis over 24 to 36 months. Intangible assets are tested for impairment if events or circumstances indicate that the asset might be impaired.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

2.   Significant accounting policies (continued)

Impairment of long lived assets

The Company assesses the recoverability of long lived assets when events or circumstances indicate the carrying amount of the assets may not be recoverable. If the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of a group of assets is less than its carrying amount, it is considered to be impaired. An impairment loss is measured as the amount by which the carrying amount of the group of assets exceeds its fair value. The Company has determined there was no impairment of long lived assets as at December 31, 2007.

Revenue recognition

The Company’s products and services are generally sold as part of a contract and the terms of the contracts, taken as a whole, determine the appropriate revenue recognition methods. Depending upon the terms of the contract and types of products and services sold, the Company recognizes revenue in accordance with Statement of Position (“SOP”) SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”), issued by the American Institute of Certified Public Accountants (“AICPA”), SOP 97-2, “Software Revenue Recognition” (“SOP 97-2”), Emerging Issues Committee Abstract of Issue Discussed (“EIC”) EIC 141, “Revenue Recognition”, and EIC 142, “Revenue Arrangements with Multiple Deliverables” issued by the Canadian Institute of Chartered Accountants (“CICA”).

For elements related to customized software solutions, revenues are recognized under SOP 81-1, generally using the percentage-of-completion method or the completed contract method. In using the percentage-of-completion method, revenues are recorded based on a measure of the percentage of costs incurred to date on a contract relative to the estimated total expected contract costs. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known. In certain circumstances, where reasonable cost estimates cannot be made for a customized software solution and there is no assurance that a loss will not be incurred on the element, all revenues and certain costs are deferred until the contractual obligations have been fulfilled. (“completed contract method”).

The Company’s revenues are generated principally from (i) software licenses that grant customers the right to use the Company’s software products, (ii) professional services revenues from a variety of services related to the implementation, training in use and support of the Company’s software, including consulting, training and other services, (iii) maintenance and support revenues, which include revenues associated with annual software subscription agreements and annual software maintenance and support services, (iv) reimbursable expenses, and (v) interest and other income.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

2.   Significant accounting policies (continued)

Revenue recognition (continued)

(i) License revenues

The Company records product revenue from software licenses and products when persuasive evidence of an arrangement exists, the software product has been shipped or access to use the software has been granted by the Company, there are no significant uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is reasonably assured. The Company uses the residual method to recognize revenue on delivered elements when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If an undelivered element for the arrangement exists under the license arrangement, revenue related to the undelivered element is deferred based on vendor-specific objective evidence (“VSOE”) of the fair value of the undelivered element. In accordance with SOP 97-2, as amended, revenues derived from multiple-element software sale arrangements are recognized in earnings based on the relative fair values of the individual elements.

The Company’s multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“PCS”) are sold together. The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Company’s significant PCS renewal experience. The Company’s multiple element sales arrangements generally include rights for the customer to renew PCS after the bundled term ends. These rights are irrevocable to the customer’s benefit, are for specified prices and the customer is not subject to any economic or other penalty for failure to renew. Further, the renewal PCS options are for services comparable to the bundled PCS and cover similar terms.

In the renewal transaction, PCS is sold on a stand-alone basis to the licensees one year or more after the license sale arrangement. The renewal PCS price is consistent with the renewal price in the original license sale arrangement although an adjustment to reflect consumer price changes is not uncommon. If VSOE of fair value does not exist for all undelivered elements, all revenue is deferred until sufficient evidence exists or all elements have been delivered.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

If the revenue recognition criteria above are not satisfied, amounts received from customers are classified as deferred revenue on the balance sheet until such time as the revenue recognition criteria are met.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

2.        Significant accounting policies (continued)

Revenue recognition (continued)

(ii) Professional service revenues

Professional service revenues consist of revenues from consulting contracts, customer support agreements, training and integration services contracts and reimbursable expenses. Contract revenues are derived from contracts to develop applications and to provide consulting services. All service revenues are recognized in the period in which the services are performed provided that the revenue recognition criteria in SOP 97-2 are met.

(iii) Maintenance and support revenues

Maintenance and support revenues consist of revenue derived from contracts to provide post contract support to license holders. Maintenance and support revenues are normally billed in advance and recorded as deferred revenue. Deferred revenue resulting from maintenance and support contracts is amortized to earnings ratably over the term of the service period. Prepaid expenses include prepayments of maintenance and support services that have been subcontracted out. These expenses are recognized ratably over the period that the services are provided.

(iv) Reimbursable expenses

In providing services, the Company may incur expenses which are contractually reimbursable from customers. Reimbursable expenses, including those relating to travel, other out-of-pocket expenses and any third-party costs, are included at gross amounts as components of revenue and cost of sales. Expenses paid to the Company’s employees are recorded as cost of sales and amounts receivable from customers for reimbursable expenses are recorded as revenues.

(v) Interest and other income

Interest income is recognized as earned in accordance with the terms of the financial instrument. Other income is recognized when persuasive evidence of an arrangement exists, delivery has occurred and/or the service has been provided, the amount is fixed or determinable and collection of the amount is reasonably assured.

Research and development costs

The Company incurs costs on activities that relate to research and development of new software. These costs are charged to earnings in the period in which they are incurred. Research and development expenditures are reduced by investment tax credits, related government grants and third party contract revenues. Investment tax credits arising from qualifying scientific research and experimental development expenditures are applied to reduce related research and development expenditures when the claims have been accepted by the Canada Revenue Agency (“CRA”) and the Ontario Ministry of Finance.

Stock-based compensation

The Company's stock-based compensation plan is described in Note 11(b). The Company uses the fair value method to measure compensation expense at the date of grant of stock options to employees and non-employees. The fair value of options is determined using the Black-Scholes option pricing model and is amortized to earnings over the vesting period with an offset to Contributed Surplus. When options are exercised, the corresponding Contributed Surplus and the proceeds received by the Company are credited to Capital Stock.

If stock or stock options are repurchased from employees, the excess of the consideration paid over the carrying amount of the stock or stock option repurchased is charged to deficit.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

2.        Significant accounting policies (continued)

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at rates of exchange in effect at the balance sheet date and non-monetary assets and liabilities are translated at historical rates. Gains or losses resulting from such translations are included in income.

Transactions in foreign currencies throughout the year have been converted at the prevailing exchange rate on the date of the transactions.

The foreign operations of SI USA Inc. are considered to be integrated foreign operations of the Company, and are translated to Canadian dollars as described above.

Guarantees

A Company is required to disclose the nature of its obligations under guarantees, the maximum potential amount of future payments and the current carrying amount of the liability for the non-contingent component of the guarantee, which is the obligation to stand ready to perform in the event that specified triggering events or conditions occur.

The disclosure is required even if it is not probable those payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the enacted and substantively enacted income tax rates for the years in which the differences are expected to reverse. Future income tax assets are recognized to the extent it is more likely than not they will be realized.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amount of earnings and expenses during the reporting period. Estimates are used when accounting for items and matters such as asset valuations, impairment assessments, discounted liabilities, the fair value of the Company’s common shares, stock-based compensation and contingencies. Actual results could differ from those estimates and assumptions.

Future accounting changes

(i) Financial instruments

In December 2006, the CICA issued Section 3862, Financial Instruments - Disclosures; Section 3863, Financial Instruments - Presentation; and Section 1535, Capital Disclosures. All three Sections will be applicable to financial statements relating to fiscal years beginning on or after October 1, 2007. Accordingly, the Company will adopt the new standards for its fiscal year beginning January 1, 2008. Section 3862 on financial instruments disclosures, requires the disclosure of information about: a) the significance of financial instruments for the entity's financial position and performance and b) the nature and extent of risks arising from financial instruments to which the entity is exposed during the period and at the balance sheet date, and how the entity manages those risks. Section 3863 on the presentation of financial instruments establishes standards for presentation of financial instruments and non-financial derivatives.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

2.        Significant accounting policies (continued)

(i) Financial instruments (continued)

Section 1535 on capital disclosures requires the disclosure of information about an entity's objectives, policies and processes for managing capital.

(ii) Goodwill and intangible assets

In February 2008, the CICA issued Section 3064, Goodwill and intangible assets, replacing Section 3062, Goodwill and other intangible assets and Section 3450, Research and development costs. Various changes have been made to other sections of the CICA Handbook for consistency purposes. The new Section will be applicable to financial statements relating to fiscal years beginning on or after October 1, 2008. Accordingly, the Company will adopt the new standard for its fiscal year beginning January 1, 2009. It establishes standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises. Standards concerning goodwill are unchanged from the standards included in the previous Section 3062.

The Company is currently evaluating the impact of the adoption of this new Section on its consolidated financial statements. The Company does not expect that the adoption of this new Section will have a material impact on its consolidated financial statements.

3.  Changes in accounting policies

The Company adopted the following recommendations of the CICA Handbook as of January 1, 2007:

a)
Section 3855, Financial Instruments - Recognition and Measurement. This Section describes the standards for recognizing and measuring financial instruments in the balance sheet and the standards for reporting gains and losses in the financial statements. Under the new standard, financial assets and liabilities are initially recorded at fair value. Subsequently, financial instruments classified as financial assets or liabilities held for trading, financial assets available-for-sale and derivative financial instruments, part of a hedging relationship or not, have to be measured at fair value on the balance sheet at each reporting date, whereas other financial instruments are measured at amortized cost using the effective interest method.

b)
Section 1530, Comprehensive Income. This Section describes reporting and disclosure recommendations with respect to comprehensive income and its components. Comprehensive income is the change in Shareholders’ equity, which results from transactions and other events and circumstances from non-shareholder sources. These transactions and events include unrealized gains and losses resulting from changes in fair value of investments classified as available-for-sale and from foreign currency translation of self-sustaining foreign subsidiaries.

c)
Section 3861, Financial instruments - Disclosure and Presentation. This Section establishes standards for presentation of financial instruments and non-financial derivatives, and identifies the information that should be disclosed about them.

d)	Section 3251, Equity. This Section establishes standards for the presentation of equity and changes in equity during the reporting period.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

3.  Changes in accounting policies (continued)

The Company has made the following classifications in respect of its financial instruments:

•	Cash and cash equivalents are classified as financial assets held for trading and are measured at fair value.
•	Accounts receivable are classified as loans and receivables and are recorded at amortized cost using the effective interest method.
•	Demand loan, capital leases, accounts payable and accrued liabilities and long-term debt are classified as other liabilities and measured at amortized cost using the effective interest method.

There was no effect on the opening deficit as at January 1, 2007, or on the financial statements as at and for the year ended December 31, 2007 as a result of adopting the changes in accounting policies noted above. Accordingly, a statement of accumulated other comprehensive income has not been provided.

The Company selected January 1, 2003 as its transition date for accounting for embedded derivatives. Based on a review of the Company’s financial instruments as at January 1, 2007, there were no embedded derivatives at that date that were required to be accounted for separately as derivatives.

Transaction costs

Transaction costs related to held for trading financial assets are expensed as incurred. Transaction costs related to available-for-sale financial assets, held-to-maturity financial assets, other liabilities and loans and receivables are added to the carrying value of the asset or are netted against the carrying value of the liability and are then recognized over the expected life of the instrument using the effective interest method.

4. Capital assets

			2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$
Furniture and fixtures	445,137	315,748	129,389
Computer hardware	202,481	140,130	62,351
Computer hardware under capital lease	64,145	64,145	-
Computer software	39,525	21,650	17,875
Leasehold improvements	66,953	21,569	45,384
	818,241	563,242	254,999

5. Intangible assets

			2007
			Net book
	Cost	Amortization	value
	$	$	$

Acquired or licensed technology	2,729,812	1,370,755	1,359,057

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

6. Obligations under capital leases

Future minimum payments under capital lease obligations are as follows:

$

2008	23,661
2009	5,161
28,822
Less: amount representing interest at an approximate rate of 5.67%	1,619
27,203
Less: current portion	22,294
Balance of obligation	4,909

Interest expense on capital lease obligations during the year amounted to $3,961.

7. Demand loan

The demand loan bears interest at prime plus 1.5%, is payable on demand with minimum monthly installments of $5,000 plus interest, and is secured by the personal property of the Company.

8. Related party transactions

Due to related parties

During the year, the Company entered into transactions with shareholders as follows:
2007
$

Direct costs	24,055
Consulting fees	105,886

Direct costs were related to maintenance services performed by a shareholder of the Company.

The above transactions were in the normal course of operations and were measured at the exchange amount of consideration established and agreed to by the related parties.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

9.        Convertible debentures

On March 31, 2005, and December 31, 2005, the Company issued $6,400,000 and $3,550,000 convertible debentures (the “convertible debentures”), respectively. The convertible debentures had maturity dates of March 31, 2009 and December 31, 2009, respectively, and accrued interest at 8.5% per annum. The outstanding principal amount of the debentures, plus any unpaid and accrued interest thereon, were convertible into Class A Preferred shares at the option of the holder at any time up to the maturity date and had conversion rates of $1.4827 per share, with the exception of $1,100,000 of the convertible debentures which had a conversion rate of $0.5437 per share. The convertible debentures were secured by a general security agreement over all of the assets of the Company.

The conversion feature required the bifurcation of the financial instrument into debt and equity components based on their relative fair values. The fair value of the debt was determined using discounted cash flows at an estimated cost of borrowing of 16%, which represented management’s estimate of what the Company could borrow secured debt without a conversion option. The fair value of the conversion option was determined as the residual between the principal amount of the convertible debentures and the fair value of the debt component. The resulting allocations resulted in an initial liability component of $7,858,808 and an equity component of $2,091,192.

Interest expense was recorded as a charge to income at the effective rate of 16%, with the difference between the coupon rate of 8.5% and the effective rate of 16% being credited to the carrying value of the liability component, such that, at maturity, the carrying value of the liability component would be equal to the face value of the then outstanding convertible debentures.

(a) Extinguishment of convertible debentures through repurchase

On February 28, 2007, the Company completed a transaction with Software Innovation ASA, a shareholder of the Company, for the license of software technology. The total consideration for this transaction was US$2,300,000 which included the cost of the licensed technology and the early settlement of Software Innovation ASA’s outstanding convertible debentures, which had a face value of $300,000, plus accrued interest of $52,497 at the time of settlement.

The Company adopted the guidance provided by EIC 96, "Accounting for the Early Extinguishment of Convertible securities through (1) early redemption or repurchase and (2) Induced Early Conversion" in accounting for the early extinguishment of the convertible debentures.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

9.        Convertible debentures (continued)

(a) Extinguishment of convertible debentures through repurchase (continued)

Following the guidance provided by EIC 96, management allocated the consideration paid on extinguishment of the convertible security to the liability and equity components based on their relative fair values at the date of the transaction. The fair value of the debt as at February 28, 2007 was determined using discounted cash flows at an estimated cost of borrowing of 18%, which represented management’s estimate of the rate that the Company could borrow secured debt without a conversion option. The fair value of the conversion option was determined as the residual between the consideration paid to extinguish the face value of the convertible debenture plus accrued interest, less the fair value of the debt component at the date of settlement. The settlement of the convertible debenture resulted in a gain of $53,120 on the settlement of the liability component and an increase in deficit of $35,094 relating to the equity component calculated as follows:

	Carrying value	Fair value	Gain/(Loss)
	$	$	$

Convertible debentures - liability component	307,472	254,352	53,120
Convertible debentures - equity component	63,051	98,145	(35,094)

(b) Early extinguishment of convertible debentures through induced early conversion

On June 11, 2007, the Company completed a private placement of $5,254,316 in the form of senior secured debentures as disclosed in Note 10. In order to secure this financing, the existing convertible debenture holders converted their convertible debentures into Class A common shares of the Company. The original conversion terms on the debentures were changed from 1.4827 to 0.5437 Class A common shares for each dollar of outstanding convertible debenture principal plus accrued interest. As of the closing date, debenture holders converted an aggregate of $9,650,000 of debenture principal together with $1,708,092 of accrued interest.

In accordance with EIC 96, management first calculated the total number of Class A common shares issued on conversion (20,890,370 Class A common shares), which included the 11,699,169 incremental Class A common shares that arose as a result of the change in conversion terms, as noted above. The estimated fair value of the incremental Class A common shares issued was determined to be $3,258,661 and was recorded as a capital transaction, resulting in an increase in share capital and a corresponding charge to deficit in the same amount.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

9.        Convertible debentures (continued)

As noted above, the fair value of the debt as at February 28, 2007 was determined using discounted cash flows at an estimated cost of borrowing of 18%, which represented management’s estimate of what the Company could borrow secured debt without a conversion option. The fair value of the conversion option was determined as the residual between the consideration paid to extinguish the face value of the convertible debenture plus accrued interest, less the fair value of the debt component at the date of settlement. The settlement of the convertible debentures resulted in a gain of $211,408 on the settlement of the liability component, an increase in deficit of $3,472,757 (which includes the fair value of incremental consideration noted above) and an increase in share capital of $15,333,737 calculated as follows:

$

Fair value of incremental common shares	3,258,661
Carrying value of convertible debentures	8,338,843
Carrying value of accrued debenture interest payable	1,708,092
Equity portion of convertible debt	2,028,141
Fair value of incremental common shares	15,333,737

During the year, the Company recorded $585,499 of interest expense on the convertible debentures.

The carrying amount of the liability component of the convertible debentures as at December 31 is broken down as follows:

$

Principal portion of debentures issued	9,950,000
Redeemed through repurchase (Note 9(a))	(300,000)
Redeemed through induced early conversion (Note 9(b))	(9,650,000)
Balance, December 31, 2007	-

10.      Senior secured debentures

To finance the acquisition of the licensed software technology as described in Note 9(a), the Company entered into a Bridge Loan Arrangement with two existing investors who each advanced $1,500,000. The bridge loans carried an interest rate of 20% per annum, compounded on a semi-annual basis. Each of the lenders also received a $100,000 work fee as a condition to the bridge loan facility. Interest expense on the bridge loans for the year ended December 31, 2007 amounted to $369,316. On June 11, 2007, the principal amount of the bridge loans plus the accrued interest and work fees outstanding were converted into senior secured debentures (“senior debentures”).

On June 11, 2007, the Company completed a private placement of $5,254,316 ($4,885,000 net of the $369,316 bridge loan interest and work fee expense as noted above) in the form of senior debentures which carry no conversion features, bear interest at a rate of 12% compounded semi-annually, and mature on December 31, 2010. As an inducement to subscribe for the senior debentures, the Company issued Class A common shares equal to the principal amount of senior debentures subscribed for divided by 0.2648, for a total of 19,842,583 Class A common shares.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

10.     Senior secured debentures (continued)

The pro-rata method was used to measure the liability and equity components of the financing separately, which adjusts these amounts so that the sum of the components equals the amount of the instrument as a whole.

The equity component was valued by assigning a fair value of $0.2788 per Class A common share, for a total value of $5,532,112. The debt component was valued by using discounted cash flows at an estimated cost of borrowing of 18%, which represented management’s estimate of what the Company could borrow secured debt without a conversion option. The total value assigned to the senior debentures was $4,480,034, for a total assigned value of $10,012,146. A discount was then applied to the debt and equity components based on their relative fair values to the total value assigned which resulted in a carrying value of the debt and equity issued at inception of $2,903,220 and $2,351,096, respectively.

Interest expense on the carrying value of the senior debentures is recorded as a charge to income at an effective rate of 36.1%, with the difference between the coupon rate of 12% and the effective rate of 36.1% being credited to the carrying value of the senior debentures such that, at maturity, the carrying value of the senior debentures would be equal to the face value of the then outstanding senior debentures. During the year, the Company recorded $583,403 of interest expense on the senior debentures and senior debenture interest payable amounted to $350,672 as at December 31, 2007.

The debentures are secured by a general security agreement over all of the assets of the Company.

The carrying amount of the senior secured debentures as at December 31, 2007 is broken down as follows:

$

Principal portion of senior debentures issued	5,254,316
Less: unamortized senior debenture discount	(2,118,365)
Principal portion of senior debenture liability as at December 31, 2007	3,135,951

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

11.     Capital stock

           a) Authorized and issued

Authorized

Unlimited number of Class A common shares

Issued

	Number of
	shares	Amount
		$
Balance, December 31, 2006	2,450,960	1,293,948
Shares issued on conversion of debentures,
including interest and holder option element
(Note 9(b))	20,890,370	12,075,076
Value of incremental shares issued to settle
convertible debentures (Note 9(b))	-	3,258,661
Inducement shares issued in conjunction with
senior secured debenture placement
(Note 10)	19,842,583	2,351,096
Balance, December 31, 2007	43,183,913	18,978,781

           b) Stock based compensation

On August 30, 2004 the Company established the Employee Stock Option Plan (the “Plan”) for its directors, officers, employees and non-employees. The Board of Directors may designate which directors, officers, employees and non-employees of the Company are to be granted options. The exercise price is at a minimum the fair market value per common share on the date of grant and the option’s maximum term is ten years. An option granted under the Plan may vest at such times as the Board of Directors may determine, however options generally vest and become exercisable ratably over a four year period from the date the options are granted, with 25% vesting at the end of the first year, and 6.25% vesting quarterly over the remaining three years. In some cases certain options will vest immediately if criteria for vesting have been met.

	2007
		Weighted
	Number of	average
	shares	exercise price
		$
Balance, beginning of year	744,315	1.34
Granted	4,083,000	0.05
Expired	(219,165)	1.49
Balance, end of year	4,608,150	0.19

Exercisable, end of year	1,363,494	0.33

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

11.     Capital stock (continued)

           b) Stock based compensation (continued)

Exercise prices in 2007 ranged from $0.05 to $1.48. The weighted average grant-date fair value of options issued in 2007 was $0.24. The weighted average remaining life of options outstanding at the end of the year was 2.843 years.

The fair value of the options at the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 2006 and 2007 shown below:

2007

Expected life (years)	5
Interest rate	4.23%
Dividend yield	0%
Volatility	0.1%
Weighted average fair value	0.16

The Company has recognized $441,736 in stock-based compensation expense to employees, consultants, and directors in 2007.

12.      Income taxes

Due to operating losses, the Company is not currently taxable. As of December 31, 2007, the Company had income tax losses of approximately $3,300,000, which may be used to reduce future years' taxable income. The benefits resulting from these tax losses have not been recognized in these financial statements and have not been accepted and agreed to by the Canada Revenue Agency (“CRA”) and the Ontario Ministry of Finance.

As a result of certain transactions that the Company entered into during fiscal 2007, the Company has reduced its loss carryforwards as of December 31, 2007 by $5,532,963. Also, as described in Note 19 (a), loss carryforwards have been reduced by $1,145,000 as a result of a CRA audit.

These losses expire as follows:
$

2026	900,000
2027	2,400,000
3,300,000

During the year, the Company’s scientific research and experimental development (“SRED”) claims relating to prior fiscal years were accepted by the CRA and the Ontario Ministry of Finance and accordingly, the Company recorded a recovery of $793,502 to research and development expenses.

In addition to the above, the Company also has a pool of SRED expenditures of $1,855,000 federally and $3,354,128 provincially available as future tax deductions. These amounts can be carried forward indefinitely. The potential benefit of these items has not been reflected in these financial statements.

The Company has filed SRED claims totaling $991,958 for the 2007 fiscal year (Note 19 (b)).

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

13.     Commitments

The Company has entered into commitments for leased premises. Future minimum annual payments are as follows:

$

2008	226,880
2009	226,880
2010	226,880
680,640

14.      Guarantees

In the normal course of business the Company enters into a variety of agreements that may contain features that meet the definition of a guarantee under Accounting Guideline-14, Disclosure of Guarantees (“AcG-14”). The following lists out significant guarantees:

Intellectual property indemnification obligations

The Company provides indemnifications of varying scope to its customers against claims of intellectual property infringement made by third parties arising from the use of its products. In the event of such a claim, the Company is generally obligated to defend its customers against the claim and is liable to pay damages and costs assessed against its customers that are payable as part of a final judgment or settlement. These intellectual property infringement indemnification clauses are not generally subject to any dollar limits and remain in force for the term of the license agreement with the customer. To date, the Company has not encountered any costs as a result of such indemnifications. Therefore, no provision has been made in the financial statements.

Other indemnification agreements

In the normal course of operations, the Company enters into various agreements that provide general indemnifications. These indemnifications typically occur in connection with purchases and sales of assets, service contracts, administration of employee benefit plans, retention of officers and directors, membership agreements and leasing transactions. These indemnifications require the Company, in certain circumstances, to compensate the counterparties for various costs resulting from breaches of representations or obligations under such arrangements, or as a result of third party claims that may be suffered by the counterparty as a consequence of the transaction. Management believes that the likelihood that the Company could incur a significant liability under these obligations is remote. Historically, the Company has not made any payments under such indemnifications. Therefore, no provision has been made in the financial statements.

15.     Economic dependence

Approximately 82% of the Company’s revenues were from two customers.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

16.     Financial instruments

Fair value

The fair values of the Company’s current assets and liabilities are considered to be equivalent to their carrying values because of the short-term nature of these items. The Company is not party to any derivative financial instruments.

The carrying amount of the Company’s senior secured debentures (Note 10) approximates fair value based on the incremental rates of comparable borrowing arrangements available to the Company.

Credit risk

The Company is subject to credit risk through its accounts receivable. Credit risk is managed through credit evaluation, approval and monitoring. The Company maintains credit provisions for potential credit losses that are assessed on an ongoing basis. As at December 31, 2007, 90% of the trade receivable balance was due from three customers. The Company is not exposed to significant credit risk relating to the remaining accounts receivable given the relative size of the individual customer amounts due to the Company.

Currency risk

Since the Company has accounts payable, cash and accounts receivable denominated in foreign currencies, it is exposed to foreign currency risk. The Company does not use derivative financial instruments to reduce its exposure to foreign currency risk.

17.     Segment disclosures

The company reviews its operating results, assesses its performance, makes decisions about resources, and generates discrete financial information at the single enterprise level. Accordingly, the Company has determined that it operates in one business segment providing integrated project collaboration and advanced document management solutions. The following table provides revenue information by geographic area.

2007
$
Revenues
Canada	106,697
Americas, excluding Canada	2,490,313
Australia	563,632
Other	18,365
3,179,007

Revenue information by revenue type is disclosed on consolidated statement of operations, comprehensive loss and deficit.

All of the Company’s long-lived assets belong to the Canadian geographic location.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.	Differences between Canadian and United States generally accepted accounting principles

As described in note 2, the Consolidated Financial Statements have been prepared in accordance with Canadian GAAP which, in most respects, conforms to U.S. GAAP. The significant differences between Canadian GAAP and U.S. GAAP as they apply to the Company are described in this note.

Reconciliation of net loss under Canadian GAAP to U.S. GAAP
For the year ended December 31, 2007

	Note
		$
Net loss - Canadian GAAP		(5,319,463)
Increase (decrease) under U.S. GAAP
Accretion expense on convertible debentures	A	224,131
Settlement expense on retirement of convertible debentures	B	(3,258,661)
Gain on early extinguishment of convertible debentures	B	(264,528)
Stock-based compensation	C	(74,625)
Net loss - U.S. GAAP		(8,693,146)

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.     Differences between Canadian and United States generally accepted accounting principles (continued)

Condensed consolidated statement of operations, comprehensive loss and deficit - U.S. GAAP
For the year ended December 31, 2007

	Note	As reported	Adjustments	US GAAP
		$		$

Revenue		3,179,007		3,179,007
Cost of sales		2,434,139		2,434,139
		744,868		744,868

Expenses
General and administrative		1,766,012		1,766,012
Foreign exchange loss		206,575		206,575
Research and development		1,106,702		1,106,702
Sales and marketing		1,183,340		1,183,340
Interest expense	A	1,552,110	(224,131)	1,327,979
Amortization of capital assets		154,192		154,192
Settlement expense on retirement of convertible debentures	B	-	3,258,661	3,258,661
Stock-based compensation	C	441,736	74,625	516,361
		6,410,667	3,109,155	9,519,822

Loss before the undernoted:		(5,665,799)	(3,109,155)	(8,774,954)
Gain on early extinguishment of convertible debentures	B	(264,528)	264,528	-
Interest and other income		(81,808)		(81,808)
Net loss and comprehensive loss		(5,319,463)	(3,373,683)	(8,693,146)

Consolidated statement of accumulated deficit
Deficit, beginning of year - Canadian GAAP				(11,141,635)
Adjustment for U.S. GAAP in prior years:
Convertible debenture beneficial conversion feature	A			(1,100,000)
Accretion expense on convertible debentures	A			508,189
Stock based compensation expense	C			(222,287)
Accumulated deficit, beginning of year - U.S. GAAP				(11,955,733)
Loss under U.S. GAAP				(8,693,146)
Accumulated deficit, end of year - U.S. GAAP				(20,648,879)

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.	Differences between Canadian and United States generally accepted accounting principles (continued)

Condensed consolidated balance sheet
As at December 31, 2007

	Note	As reported	Adjustments	US GAAP
		$		$
Assets
Current assets		2,158,006		2,158,006
Capital assets		254,999		254,999
Goodwill		199,850		199,850
Intangible assets		1,359,057		1,359,057
		3,971,912		3,971,912

Liabilities
Current liabilities		938,305		938,305
Obligations under capital leases		4,909		4,909
Senior secured debenture interest payable		350,672		350,672
Senior secured debentures		3,135,951		3,135,951
		4,429,837	-	4,429,837

Capital deficiency
Capital stock	B	18,978,781	(716,982)	18,261,799
Contributed surplus	A, C	532,243	1,396,912	1,929,155
Deficit	A,B,C	(19,968,949)	(679,930)	(20,648,879)
		(457,925)	-	(457,925)
		3,971,912	-	3,971,912

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.	Differences between Canadian and United States generally accepted accounting principles (continued)

Condensed consolidated statement of cash flows - U.S. GAAP
For the year ended December 31, 2007

2007
$
Operating activities
Net loss	(8,693,146)
Items not requiring cash
Interest on bridge loan	369,316
Accrued interest on convertible debentures	361,368
Accretion expense on convertible debentures	-
Accrued interest on senior secured debentures	350,672
Accretion expense on senior secured debentures	232,731
Gain on early settlement of convertible debentures	-
Amortization of capital assets	154,192
Amortization of intangible assets	1,026,308
Settlement expense on retirement of convertible debentures	3,258,661
Stock-based compensation	516,361
Changes in non-cash working capital components
Accounts receivable	(125,773)
Prepaid expenses and advances	36,396
Accounts payable and accrued liabilities	(114,021)
Due to former shareholder	(500,000)
Deferred revenue	(264,645)
Cash from operating activities	(3,391,580)

Cash used in investing activities	(2,500,524)
Cash from financing activities	4,442,963
Net change in cash and cash equivalents	(1,449,141)

Cash and cash equivalents , beginning of year	2,473,600
Cash and cash equivalents , end of year	1,024,459

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.	Differences between Canadian and United States generally accepted accounting principles (continued)

Notes:

(A) Convertible debentures - accounting

Under Canadian GAAP, the Company's convertible debentures are classified as debt with a portion, representing the value associated with the conversion feature, being allocated to equity. In addition, under Canadian GAAP a non-cash interest expense representing the effective yield of the debt component is recorded in the consolidated statement of operations with a corresponding credit to the convertible debenture liability balance to accrete the balance to the principal due on maturity.

Under U.S. GAAP, the convertible debentures in their entirety are classified as debt. The non-cash interest expense recorded under Canadian GAAP would not be recorded under U.S. GAAP and accordingly, $224,131 of non-cash interest expense recognized during 2007 and $508,189 from fiscal periods prior to fiscal 2007 has been reversed. As the debentures were converted into shares during the year, a reclassification to liabilities from equity was not required at December 31, 2007.

Under U.S. GAAP, a portion of the convertible debentures were deemed to have a beneficial conversion feature in the amount of $1,100,000, which would have been recorded as an expense during fiscal 2005, the year during which the debenture was issued, with a corresponding increase to contributed surplus. The beneficial conversion feature was determined in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”). EITF 98-5 requires that if a conversion feature is issued in the money (that is, at a value less than that of the market price of the share), it is considered a beneficial conversion option. As described in Note 9, $1,100,000 of convertible debentures were issued with a conversion rate of $0.5437, which was less than the fair market value of the shares of $1.48 at the time of issuance, resulting in a beneficial conversion feature.

(B) Early extinguishment of convertible debentures

As described in Note 9, under Canadian GAAP, the allocation of the consideration paid on extinguishment of the convertible security is based on the relative fair values of the debt and equity components at the settlement date, with the difference between the fair value and the carrying value of the debt and equity components being recorded through income and deficit, respectively. Upon conversion, the Company recognized a gain of $264,528 on the debt component, which was recognized in income, and a loss of $249,190 on the equity component, which was recognized as an increase in the deficit. The transaction also resulted an increase in share capital of $12,075,076, which was offset by the decrease in the carrying value of the convertible debenture principal and accrued interest balances, as well as the holder option element which was initially recognized when the instrument was split into its debt and equity components at inception. Under Canadian GAAP, share capital was also increased by $3,258,661, representing the estimated fair market value of the 11,699,169 incremental shares issued in conjunction with the changed conversion terms as described in Note 9(b), with a corresponding increase in deficit.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.     Differences between Canadian and United States generally accepted accounting principles (continued)

(B) Early extinguishment of convertible debentures (continued)

Under US GAAP, when convertible debt is converted to equity securities of the debtor pursuant to an inducement offer, the debtor enterprise shall recognize an expense equal to the fair value of all securities and other consideration transferred in the transaction in excess of the fair value of securities issuable pursuant to the original conversion terms. In accordance with this guidance, a settlement expense of $3,258,661 is to be recorded with a corresponding increase to share capital. In addition, under US GAAP, share capital would be credited by $11,358,094 which represented the principal and accrued interest on the convertible debentures at the time of settlement.

(C) Stock-based compensation

The Company estimates its stock-based compensation expense using the Black-Scholes option-pricing model. As allowed by Canadian GAAP, a nominal volatility factor used as the Company is a private company.

Under U.S. GAAP a reasonable volatility factor must be determined by assessing company and industry specific factors. For U.S. GAAP purposes, the Company has determined a volatility factor of 51.9% which results in an additional $74,625 in stock-based compensation expense during 2007 and an increase in the 2007 opening deficit of $222,287, with a corresponding increase to contributed surplus.

Recently issued accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), effective for fiscal years beginning after November 15, 2007, which is the Company’s fiscal year ending December 31, 2008. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. In November 2007, the FASB agreed to a one year deferral of the effective date for nonfinancial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis. The Company is currently in the process of assessing the anticipated impact SFAS 157 will have on the results of its operations and financial condition once effective.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS 159”), effective for fiscal years beginning after November 15, 2007, which is the Company’s fiscal year ending December 31, 2008. SFAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. The Company is currently in the process of assessing the anticipated impact SFAS 159 will have on its results of operations and financial condition once effective.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 is effective for fiscal years beginning after December 15, 2008, which is the Company’s fiscal year ending December 31, 2009. The objective of SFAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements as it relates to non-controlling interests in entities. The Company is currently not impacted by SFAS 160 as it has a controlling interest in SI USA Inc.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R is effective for fiscal years beginning after December 15, 2008, which is the Company’s fiscal year ending December 31, 2009.

Coreworx Inc.
Notes to the consolidated financial statements
December 31, 2007
(in Canadian dollars unless otherwise noted)

18.	Differences between Canadian and United States generally accepted accounting principles (continued)

Recently issued accounting pronouncements (continued)

The objective of SFAS 141R is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. The Company is currently in the process of assessing the anticipated impact SFAS 141R will have on its results of operations and financial condition once effective.

In April 2008, FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142. The purpose of this guidance is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. Accordingly, entities are required to disclose information for a recognized intangible asset that enables users of the financial statements to assess the extent to which the expected future cash flows associated with the asset are affected by the entities intent and/or ability to renew or extend the arrangement. For the Company, FSP No. 142-3 is effective January 1, 2009. The Company does not expect the adoption of FSP No. 142-3 to have a significant impact on its consolidated financial statements.

19.     Subsequent events

(a) CRA income tax audit

On March 6, 2008, the CRA delivered to the Company a proposal letter for review summarizing the results of the audit of the Company’s income tax filings for the 2003 to 2006 taxation periods. As a result of the audit, the CRA has disallowed deductions totaling approximately $1,145,000 which the Company had taken in its previously filed tax returns. While the Company is still in negotiations with the CRA in respect of the disallowed deductions, the impact of the disallowed deductions will be to reduce the Company’s loss carryforwards by a corresponding amount as at December 31, 2007, and has been reflected in Note 12.

(b) Purchase by Acorn Energy Inc.

On March 14, 2008 the Company entered into a Loan Agreement (the “loan”) for a principal amount of $1,000,000 USD with Acorn Energy, Inc.  (“Acorn Energy”), a publicly traded Delaware holding company (NASDAQ - ACFN), pursuant to a Letter of Intent (“LOI”) dated February 22, 2008.  The loan ranks senior to all other debt, is secured by a general security interest over the assets of the Company, bears interest at a rate of 12% per annum and has a maturity of December 31, 2010.  The LOI was amended June 3, 2008 and the loan principal was increased by $500,000 USD to $1,500,000 USD.  All other terms of the loan remained unchanged.

On August 13, 2008, Acorn Energy acquired 100% of the common stock of the Company consisting of 43,183,913 Class A common shares and also retired all of the outstanding senior debentures which were held by former shareholders, with an aggregate principal amount of $5,254,316.  The total consideration in respect of this transaction was valued at approximately $7,300,000 USD.  In addition, the former shareholders of the Company will also be entitled to a portion of the Company’s 2007 SRED claim (Note 12) if received within six months of the closing date.

As part of the agreement, the Company agreed to take all actions necessary under the Software Innovation Inc. 2004 Employee Stock Option Plan (the “Plan”) to cause the plan, consisting of 4,608,150 options outstanding, to be terminated as of the closing date.

CONSOLIDATED FINANCIAL STATEMENTS OF COREWORX, INC.
(unaudited)
AS OF JUNE 30, 2008 AND 2007
AND FOR THE SIX MONTH PERIODS THEN ENDED

Unaudited interim consolidated financial statements of

Coreworx Inc. (formerly Software Innovation Inc.)

Six months ending June 30, 2008 and 2007

Coreworx Inc.

Table of contents

Unaudited interim consolidated statements of operations, comprehensive loss and deficit	1

Unaudited interim consolidated balance sheets	2

Unaudited interim consolidated statements of cash flows	3

Notes to the unaudited interim consolidated financial statements	4-14

Coreworx Inc.
Interim consolidated statements of operations, comprehensive loss and deficit
(in Canadian dollars, unaudited)
	Six months ended	Six months ended
	June 30,	June 30,
	2008	2007
	$	$

Revenue
License fees	60,486	481,040
Professional service fees	318,046	527,632
Reimbursable expenses	75,638	51,879
Support and maintenance fees	300,939	316,062
	755,109	1,376,613
Cost of sales
Direct costs	551,890	688,980
Reimbursable expenses	76,283	53,118
Amortization of intangible assets	582,453	443,856
	1,210,626	1,185,954
	(455,517)	190,659

Operating expenses
General and administrative	690,588	871,624
Foreign exchange (gain) loss	(21,976)	52,409
Research and development	1,405,246	769,275
Sales and marketing	515,777	587,655
Interest expense	606,649	1,009,432
Amortization of capital assets	70,816	62,510
Stock-based compensation (Note 8)	108,083	18,499
	3,375,183	3,371,404
Loss before the undernoted:	(3,830,700)	(3,180,745)

Gain on early extinguishment of convertible debentures	-	(264,528)
Interest and other income	(3,236)	(40,968)
Net loss and comprehensive loss	(3,827,464)	(2,875,249)

Deficit, beginning of period	(19,968,949)	(11,141,635)

Adjustment for fair value of conversion feature on early
extinguishment of convertible debentures	-	(249,190)

Value of incremental shares issued to settle convertible
debentures	-	(3,258,661)
Deficit, end of period	(23,796,413)	(17,524,735)

Coreworx Inc.
Interim consolidated balance sheets
(in Canadian dollars, unaudited)

	June 30,	December 31,
	2008	2007
	$	$

Assets
Current assets
Cash and cash equivalents	838,544	1,024,459
Accounts receivable	350,649	841,717
Prepaid expenses	262,092	291,830
	1,451,285	2,158,006

Capital assets	205,830	254,999
Goodwill	199,850	199,850
Intangible assets (Note 4)	776,605	1,359,057
	2,633,570	3,971,912

Liabilities
Current liabilities
Accounts payable and accrued liabilities	415,003	472,284
Current portion of obligations under capital leases	10,750	22,294
Demand loan (Note 5)	20,000	50,000
Deferred revenue	740,445	393,727
	1,186,198	938,305

Obligations under capital leases	1,371	4,909
Advances from Acorn Energy, Inc. (Note 5)	1,529,550	-
Interest payable on Acorn Energy, Inc. advances	40,565	-
Senior secured debenture interest payable (Note 7)	665,931	350,672
Senior secured debentures (Note 7)	3,387,261	3,135,951
	6,810,876	4,429,837

Commitments and contingencies (Notes 14 and 15)

Capital deficiency
Capital stock (Note 8)	18,978,781	18,978,781
Contributed surplus	640,326	532,243
Deficit	(23,796,413)	(19,968,949)
	(4,177,306)	(457,925)
	2,633,570	3,971,912

Coreworx Inc.
Interim consolidated statements of cash flows
(in Canadian dollars, unaudited)
	Six months ended	Six months ended
	June 30,	June 30,
	2008	2007
	$	$

Operating activities
Net loss	(3,827,464)	(2,875,249)
Items not requiring cash
Interest accrued on bridge loan	-	369,316
Accrued interest on convertible debentures	-	361,368
Accretion expense on convertible debentures	-	224,131
Accrued interest on senior secured debentures	315,258	32,831
Accretion expense on senior secured debentures	251,310	21,786
Accrued interest on Advances from Acorn Energy, Inc.	40,565	-
Gain on early settlement of convertible debentures	-	(264,528)
Amortization of capital assets	70,816	62,510
Amortization of intangible assets	582,453	443,856
Stock-based compensation	108,083	18,499
Changes in non-cash working capital components
Accounts receivable	491,068	201,015
Prepaid expenses	29,738	103,138
Accounts payable and accrued liabilities	(57,281)	(138,822)
Due to former shareholder	-	(500,000)
Deferred revenue	346,718	(413,274)
	(1,648,736)	(2,353,423)

Investing activities
Acquisition of capital assets	(21,647)	(57,033)
Acquisition of intangibles	-	(2,329,812)
	(21,647)	(2,386,845)

Financing activities
Proceeds from senior secured debentures	-	4,885,000
Settlement of convertible debentures for cash	-	(352,497)
Advances from Acorn Energy, Inc.	1,529,550	-
Repayment of demand loan	(30,000)	(30,000)
Repayment of capital lease obligations	(15,082)	(14,288)
	1,484,468	4,488,215
Net change in cash and cash equivalents	(185,915)	(252,053)

Cash and cash equivalents, beginning of period	1,024,459	2,473,600
Cash and cash equivalents, end of period	838,544	2,221,547

Supplemental disclosure
Payments for interest	4,448	5,152
Effect of exchange rate on cash and cash equivalents
denominated in a foreign currency	16,035	135,088

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

1.	Description of business

On May 22, 2008, the name of the company was changed from Software Innovation Inc. to Coreworx Inc. Coreworx Inc. (the “Company”) is a privately owned corporation, incorporated under the Business Corporations Act of Ontario. The Company was formed through the amalgamation of SI Investment Holdings Inc., 612388 N.B. Inc. and Software Innovation Inc. on May 11, 2004. The Company is a leading provider of integrated project collaboration and advanced document management solutions for the Architecture, Engineering and Construction markets, particularly for large capital projects.

2.	Significant accounting policies

The significant accounting policies are consistent with those discussed within the audited annual consolidated financial statements for the year ended December 31, 2007 except for those outlined in Note 3 below. These interim financial statements do not contain all of the disclosures required by Canadian generally accepted accounting principles (“Canadian GAAP”) for annual financial statements and accordingly, should be read in conjunction with the audited consolidated financial statements prepared for the fiscal year ended December 31, 2007.

3.	Changes in accounting policies

In December 2006, the Canadian Institute of Chartered Accountants (“CICA”) issued new accounting standards comprised of CICA Handbook sections 1535 “Capital Disclosures”, 3862 “Financial Instruments - Disclosures” and 3863 “Financial Instruments - Presentation”, all of which became effective for the Company beginning January 1, 2008. In accordance with the transitional provisions the Company has adopted these standards prospectively and, accordingly, prior period balances have not been restated.

Section 1535, “Capital Disclosures”, requires disclosure of both qualitative and quantitative information that enables users of the financial statements to evaluate the Company’s objectives, policies and processes for managing capital. It also includes disclosure with respect to what the Company regards as capital, whether the Company has complied with any external capital requirements and the consequences of not complying with these capital requirements.

Section 3862, “Financial Instruments - Disclosures”, requires additional disclosure to enhance the users’ ability to evaluate the significance of the Company’s financial instruments and the nature and extent of risks associated with the financial instruments and how the Company manages those risks.

Section 3863, “Financial Instruments - Presentation”, carries forward, unchanged, the requirements of Section 3861 “Financial Instruments - Disclosure and Presentation” of the CICA Handbook.

Generally, the purpose of these new standards is to enhance disclosure requirements. Accordingly, they do not have a financial impact on the Company.

4.	Intangible assets

			June 30,	December 31,
			2008	2007
		Accumulated	Net book	Net book
	Cost	amortization	value	value
	$	$	$	$

Acquired or licensed technology	2,729,812	1,953,207	776,605	1,359,057

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

5.	Interest bearing debt

The demand loan bears interest at prime plus 1.5%, is payable on demand with minimum monthly installments of $5,000 plus interest, and is secured by the personal property of the Company.

The advance from Acorn Energy, Inc. bears interest at 12% per annum, matures on December 31, 2010, and is secured by a security interest over all of the present and after-acquired assets of the Company.

6.	Related party transactions

Due to related parties

	Six months ended June 30,
	2008	2007
	$	$

Direct costs	-	5,796
Consulting fees	-	41,738

Direct costs were related to maintenance services performed by a shareholder of the Company.

The above transactions were in the normal course of operations and were measured at the exchange amount of consideration established and agreed to by the related parties.

7.	Senior secured debentures

The carrying amount of the senior secured debentures is as follows:

	June 30,	December 31,
	2008	2007
	$	$

Principal portion of senior debentures issued	5,254,316	5,254,316
Less: Unamortized senior debenture discount	(1,867,055)	(2,118,365)
Principal portion of senior debenture liability as at
December 31, 2007	3,387,261	3,135,951

The senior secured debentures were subsequently repaid as part of the purchase by Acorn Energy, Inc. (Note 17).

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

8.	Capital stock

Authorized and issued

There have been no changes to the amount of shares authorized and issued since December 31, 2007.

Stock based compensation
No options were issued in the six months ending June 30, 2008.

The weighted average remaining life of options outstanding at the end of the period was 2.852 years (December 31, 2007 - 2.843 years).

The Company has recognized $108,083 (2007 - $18,499) in stock-based compensation expense to employees, consultants, and directors in the six months ending June 30, 2008.

9.	Economic dependence

Approximately 72% (2007 - 82%) of the Company’s revenues were from two customers.

10.	Financial instruments

The fair value of financial assets and liabilities together with the carrying amounts in the unaudited interim consolidated balance sheet are as follows:

	June 30, 2008
	Carrying	Fair
	amount	value
	$	$

Financial assets
Held for trading
Cash and cash equivalents	838,544	838,544
Loans and receivables
Accounts receivable	350,649	350,649

Financial liabilities
Other financial liabilities
Accounts payable and accrued liabilities	415,003	415,003
Demand loan	20,000	20,000
Obligations under capital leases	12,121	12,121
Advance from Acorn Energy, Inc.	1,529,550	1,580,688
Interest Payable on Acorn Energy, Inc. advances	40,565	40,565
Senior secured debentures	3,387,261	4,698,629
Senior secured debentures interest payable	665,931	665,931

The Company has determined that the fair value of its short-term financial assets and liabilities approximates their respective carrying amounts as at the balance sheet dates because of the short-term maturity of those instruments.

The fair value of the long term debt was calculated based on the present value of future cash flows.

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

10.	Financial instruments (continued)

The following components of income and expense relating to financial instruments are included in the consolidated statement of operations:

Interest income on held for trading financial assets consists of interest earned from cash and cash equivalents invested in short-term deposits. Interest expense on other financial liabilities consists of interest on bank loans and the senior secured debentures.

Six months ended
June 30, 2008
$
Interest income and expense
Interest expense on other financial liabilities	(606,649)
Interest income on held for trading financial assets	3,236
Interest expense, net	(603,413)

11.	Financial risk management

This section provides disclosures relating to the nature and extent of the Company’s exposure to risks arising from financial instruments, including credit risk, liquidity risk, foreign currency risk and interest rate risk, and how the Company manages those risks.

Credit risk

Credit risk is the risk of an unexpected loss if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s accounts receivables and cash and cash equivalents. The carrying amount of financial assets as disclosed in Note 10 represents the Company’s maximum credit exposure.

June 30,
2008
$
Accounts receivable aging
Current	264,244
Overdue
1-30 days	-
31-60 days	900
61-90 days	5,603
over 90 days	44,519
315,266

Other accounts receivable	35,383
350,649

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

11.	Financial risk management (continued)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk by continuously monitoring actual and projected cash flows. The Board of Directors reviews and approves the Company’s operating and capital budgets, as well as any material transactions out of the ordinary course of business including proposals on major investments. Recently, the Company has obtained additional financing via senior secured debentures and advances from Acorn Energy, Inc. The Company’s financial liabilities include the demand loan, accounts payable and accrued liabilities, capital leases, Acorn Energy, Inc. advances, interest payable on Acorn Energy, Inc. advances, and the senior secured debentures and related interest. The demand loan is discussed in Note 5. The maturity dates for the other financial liabilities is as follows:

	Demand loan	Due on demand
	Advance from Acorn Energy, Inc.	December 31, 2010
	Senior secured debentures	December 31, 2010 (Note 17)

Foreign currency risk

The Company’s functional and reporting currency is Canadian dollars. Foreign currency risk is primarily related to the sale of licenses and professional services in US dollars and Australian dollars. For the Company’s foreign currency transactions, fluctuations in the respective exchange rates relative to the Canadian dollar will create volatility in the Company’s cash flows and the reported amounts for sales and cost of goods sold in its consolidated statement of operations, on a period-to-period basis. Additional earnings variability arises from the translation of monetary assets and liabilities denominated in currencies other than Canadian dollars at the rates of exchange at each balance sheet date, the impact of which is reported as a foreign exchange gain or loss in the statement of operations. The Company’s sales are transacted in Canadian dollars, U.S. dollars and Australian dollars.

With a 1% decrease in the exchange rate from US dollars to Canadian dollars net loss would decrease by $14,798 with the change in value of financial instruments denominated in US dollars as detailed in the following table:

			Effect on
	$1 US = $CDN	Fair value	net loss
		$	$

Sensitivity analysis
Financial assets
Loans and receivable	1.0186	141,445
Financial liabilities	1.0084	140,030	(1,414)
Advance from Acorn Energy Inc.	1.0186	1,580,688
	1.0084	1,564,881	15,807
Interest payable on advance from Acorn Energy, Inc.	1.0186	40,565
	1.0084	40,159	406
			14,798

With a 1% decrease in the exchange rate from Australian dollars to Canadian dollars Net Loss would increase by $2,997 with the change in value of financial instruments denominated in Australian dollars as detailed in the following table:

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

11.	Financial risk management (continued)

			Effect on
	$1 AUD = $CDN	Fair value	net loss
		$	$
Sensitivity analysis
Financial assets
Loans and receivable	1.02670	299,677
	1.01643	296,681	(2,997)
			(2,997)

Interest rate risk

As described in Note 5, the advance from Acorn Energy Inc. bears a fixed interest rate of 12% and matures on December 31, 2010. Consequently, the cash flow exposure is not significant but the fair value of the advance is subject to change with changes in prevailing interest rates.

The demand loan bears interest at prime plus 1.5%. Changes in the interest rate will not significantly affect the monthly interest expense incurred by the Company.

12.	Capital disclosures

The Company’s objective in managing capital is to ensure sufficient liquidity to pursue its growth strategy. The Company’s capital is composed of net debt and capital deficiency. Net debt consists of interest-bearing debt less cash and cash equivalents. The Company’s primary uses of capital are to finance increases in non-cash working capital and capital expenditures for capacity expansion.

The Company is not subject to any capital requirements imposed by a regulator.

As at
June 30,
2008
$
Capital
Other financial liabilities
Interest payable on Acorn Energy Inc. advances	40,565
Advances from Acorn Energy Inc.	1,529,550
Senior secured debenture interest payable	665,931
Senior secured debentures	3,387,261
Demand loan	20,000
Interest bearing debt	5,643,307

Less:
Cash and cash equivalents	838,544
Net debt	4,804,763

Capital deficiency	(4,177,306)
Capital	627,457

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

13.	Segment disclosures

The Company reviews its operating results, assesses its performance, makes decisions about resources, and generates discrete financial information at the single enterprise level. Accordingly, it has determined that it operates in one business segment providing integrated project collaboration and advanced document management solutions. The following table provides revenue information by geographic area.

2008
$
Revenues
Canada	19,831
Americas, excluding Canada	266,501
Australia	454,912
Other	13,865
755,109

Revenue information by revenue type is disclosed in the unaudited interim consolidated statement of operations, comprehensive loss and deficit.

All of the Company’s long-lived assets belong to the Canadian geographic location.

14.	Commitments

The Company has entered into commitments for leased premises. Future minimum annual payments are as follows:

Premises
$

2008	113,440
2009	226,880
2010	226,880
567,200

15.	Guarantees

In the normal course of business the Company enters into a variety of agreements that may contain features that meet the definition of a guarantee under Accounting Guideline-14, Disclosure of Guarantees (“AcG-14”). The following lists out significant guarantees:

Intellectual property indemnification obligations

The Company provides indemnifications of varying scope to its customers against claims of intellectual property infringement made by third parties arising from the use of its products. In the event of such a claim, the Company is generally obligated to defend its customers against the claim and is liable to pay damages and costs assessed against its customers that are payable as part of a final judgment or settlement. These intellectual property infringement indemnification clauses are not generally subject to any dollar limits and remain in force for the term of the license agreement with the customer. To date, the Company has not encountered any costs as a result of such indemnifications. Therefore, no provision has been made in the financial statements.

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

15.	Guarantees (continued)

Other indemnification agreements

In the normal course of operations, the Company enters into various agreements that provide general indemnifications. These indemnifications typically occur in connection with purchases and sales of assets, service contracts, administration of employee benefit plans, retention of officers and directors, membership agreements and leasing transactions. These indemnifications require the Company, in certain circumstances, to compensate the counterparties for various costs resulting from breaches of representations or obligations under such arrangements, or as a result of third party claims that may be suffered by the counterparty as a consequence of the transaction. Management believes that the likelihood that the Company could incur a significant liability under these obligations is remote. Historically, the Company has not made any payments under such indemnifications. Therefore, no provision has been made in the financial statements.

16.	Differences between Canadian and Generally Accepted Accounting Principles in the United States (“U.S. GAAP”)

The unaudited interim consolidated financial statements have been prepared in accordance with Canadian GAAP which, in most respects, conforms to U.S. GAAP. The significant differences between Canadian GAAP and U.S. GAAP are described in this note.

Reconciliation of loss and comprehensive loss under Canadian GAAP to U.S. GAAP

For the six months ended June 30

	Note	2008	2007
		$	$

Net loss - Canadian GAAP		(3,827,464)	(2,875,249)
Increase (decrease) under U.S. GAAP
Accretion on convertible debentures	A	-	224,131
Settlement expense on retirement of	B
convertible debentures		-	(3,258,661)
Gain on early extinguishment of	B
convertible debentures		-	(264,528)
Stock-based compensation	C	(20,408)	(35,448)
Net loss and comprehensive loss - U.S. GAAP		(3,847,872)	(6,209,755)

Accumulated deficit
Balance, beginning of period – U.S. GAAP		(20,648,879)	(11,955,733)
Loss – U.S. GAAP		(3,847,872)	(6,209,755)
Balance, end of period – U.S. GAAP		(24,496,751)	(18,165,488)

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

16.	Differences between Canadian and United States Generally Accepted Accounting Principles (continued)

There have been no changes in the application of U.S. GAAP from the annual financial statements for the year ended December 31, 2007. The application of U.S. GAAP would have the following effect on the unaudited interim consolidated balance sheets as reported:

		June 30, 2008			December 31, 2007
		2008	2008	2008	2007	2007	2007
	Note	as reported	Adjustments	US GAAP	as reported	Adjustments	US GAAP
		$	$	$	$	$	$

Capital deficiency
Capital stock	B	18,978,781	(716,982)	18,261,799	18,978,781	(716,982)	18,261,799
Contributed surplus	C	640,326	1,417,320	2,057,646	532,243	1,396,912	1,929,155
Accumulated deficit		(23,796,413)	(700,338)	(24,496,751)	(19,968,949)	(679,930)	(20,648,879)

Notes:

(A) Convertible debentures - accounting

Under Canadian GAAP, the Company's convertible debentures are classified as debt with a portion, representing the value associated with the conversion feature, being allocated to equity. In addition, under Canadian GAAP a non-cash interest expense representing the effective yield of the debt component is recorded in the consolidated statement of operations with a corresponding credit to the convertible debenture liability balance to accrete the balance to the principal due on maturity.

Under U.S. GAAP, the convertible debentures in their entirety are classified as debt. The non-cash interest expense recorded under Canadian GAAP would not be recorded under U.S. GAAP and accordingly, $224,131 of non-cash interest expense recognized during 2007 and $508,189 from fiscal periods prior to fiscal 2007 has been reversed. As the debentures were converted into shares during the year, a reclassification to liabilities from equity was not required at December 31, 2007.

Under U.S. GAAP, a portion of the convertible debentures were deemed to have a beneficial conversion feature in the amount of $1,100,000, which would have been recorded as an expense during fiscal 2005, the year during which the debenture was issued, with a corresponding increase to contributed surplus. The beneficial conversion feature was determined in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”). EITF 98-5 requires that if a conversion feature is issued in the money (that is, at a value less than that of the market price of the share), it is considered a beneficial conversion option. As described in Note 9, $1,100,000 of convertible debentures were issued with a conversion rate of $0.5437, which was less than the fair market value of the shares of $1.48 at the time of issuance, resulting in a beneficial conversion feature.

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

16.	Differences between Canadian and Unites States Generally Accepted Accounting Principles (continued)

(B) Early extinguishment of convertible debentures

As described in Note 9 of the annual financial statements, under Canadian GAAP, the allocation of the consideration paid on extinguishment of the convertible security is based on the relative fair values of the debt and equity components at the settlement date, with the difference between the fair value and the carrying value of the debt and equity components being recorded through income and deficit, respectively. Upon conversion, the Company recognized a gain of $264,528 on the debt component, which was recognized in income, and a loss of $249,190 on the equity component, which was recognized as an increase in the deficit. The transaction also resulted an increase in share capital of $12,075,076, which was offset by the decrease in the carrying value of the convertible debenture principal and accrued interest balances, as well as the holder option element which was initially recognized when the instrument was split into its debt and equity components at inception. Under Canadian GAAP, share capital was also increased by $3,258,661, representing the estimated fair market value of the 11,699,169 incremental shares issued in conjunction with the changed conversion terms as described in Note 9(b) of the annual financial statements, with a corresponding increase in deficit.

Under US GAAP, when convertible debt is converted to equity securities of the debtor pursuant to an inducement offer, the debtor enterprise shall recognize an expense equal to the fair value of all securities and other consideration transferred in the transaction in excess of the fair value of securities issuable pursuant to the original conversion terms. In accordance with this guidance, a settlement expense of $3,258,661 is to be recorded with a corresponding increase to share capital. In addition, under U.S. GAAP, share capital would be credited by $11,358,094 which represented the principal and accrued interest on the convertible debentures at the time of settlement.

(C) Stock-based compensation

The Company estimates its stock-based compensation expense using the Black-Scholes option-pricing model. Under Canadian GAAP, a nominal volatility factor was used as the Company is a private company.

Under U.S. GAAP a reasonable volatility factor must be determined by assessing company and industry specific factors. For U.S. GAAP purposes the Company has determined a volatility factor of 51.9% which results in an additional $20,408 (2007 - $35,448) in stock-based compensation expense during 2007 and an increase in the 2007 opening deficit of $344,661, with a corresponding increase to additional paid-in capital.

17.	Subsequent event

Purchase by Acorn Energy Inc.

On March 14, 2008, the Company entered into a Loan Agreement (the “loan”) for a principal amount of $1,000,000 USD with Acorn Energy, Inc.  (“Acorn Energy”), a publicly traded Delaware holding company (NASDAQ - ACFN), pursuant to a Letter of Intent (“LOI”) dated February 22, 2008.  The loan ranks senior to all other debt, is secured by a general security interest over the assets of the Company, bears interest at a rate of 12% per annum and has a maturity of December 31, 2010.  The LOI was amended June 3, 2008 and the loan principal was increased by $500,000 USD to $1,500,000 USD.  All other terms of the loan remained unchanged.

On August 13, 2008, Acorn Energy acquired 100% of the common stock of the Company consisting of 43,183,913 Class A common shares and also retired all of the outstanding senior debentures which were held by former shareholders, with an aggregate principal amount of $5,254,316.  The total consideration in respect of this transaction was valued at approximately $7,300,000 USD.  In addition, the former shareholders of the Company will also be entitled to a portion of the Company’s 2007 SRED claim if received within six months of the closing date.

Coreworx Inc.
Notes to the unaudited interim consolidated financial statements
(in Canadian dollars unless otherwise noted)

17.	Subsequent event (continued)

As part of the agreement, the Company agreed to take all actions necessary under the Software Innovation Inc. 2004 Employee Stock Option Plan (the “Plan”) to cause the plan, consisting of 4,608,150 options outstanding, to be terminated as of the closing date.